  EXHIBIT 10.3

Prepared by and after recording return to: James L. Purcell, Jr. Stoneburner Berry Purcell & Campbell, P.A. 1031 LaSalle Street Jacksonville, Florida 32207

Space above this line for Recorder's Use

MORTGAGE, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

Note: This document serves as a fixture filing under the Uniform Commercial Code - Secured Transactions as adopted by the State of Florida.

Street Address (for informational purposes only, not part of the legal description): The address of the Property (if known) is: 401 Roger Williams Road, Apopka, FL 32703 (the "Property"). Neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Mortgage on the Property. In the event of any conflict between the legal description on Exhibit "A" attached hereto and such address, the legal description on Exhibit "A" attached hereto shall control.

THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage"), dated as of May 21, 2024, is given by MICRO ENGINEERING, INC., a Florida corporation, as mortgagor ("Mortgagor"), whose address is 901 Sansburys Way, West Palm Beach, FL 33411 to BANK OF AMERICA, N.A., a national banking association, as mortgagee ("Mortgagee"), whose address is Bank of America, N.A., Doc Retention Center, NC1-026-06-06, Gateway Village-900 Building, 900 W Trade Street, Charlotte, NC 28255.

1. GRANT.

1.1 The Property. For the purpose of securing payment and performance of the Secured Obligations defined in Section 2 below, Mortgagor hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Mortgagee, upon the statutory mortgage condition for breach of which this Mortgage is subject to foreclosure as provided by law, with mortgage covenants and right of entry and possession, all estate, right, title and interest which such Mortgagor now has or may later acquire in the following property (all or any part of such property, or any interest in all or any part of it, together with the Personalty (as hereinafter defined) being hereinafter collectively referred to as the "Property"):

(a) The real property located in the County of Orange, State of Florida, as described in Exhibit A hereto (the "Land");

(b) All buildings, structures, improvements, fixtures and appurtenances now or hereafter placed on the Land, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures (collectively, the "Improvements");

(c) All easements and rights of way appurtenant to the Land; all crops growing or to be grown on the Land (including all such crops following severance from the Land); all standing timber upon the Land (including all such timber following severance from the Land); all development rights or credits and air rights; all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant to the Land) and shares of stock pertaining to such water or water rights, ownership of which affect the Land; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Land;

ALL FLORIDA DOCUMENTARY STAMP TAXES AND NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAXES DUE HEREON ARE BEING PAID UPON THE RECORDATION HEREOF IN THE OFFICIAL PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

(d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions relating to the use and enjoyment of all or any part of the Land or the Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing;

(e) All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements, or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies, whether or not such policies are required by Mortgagee, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or the other property described above or any part of them; and

(f) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

1.2 Fixture Filing. This Mortgage constitutes a financing statement filed as a fixture filing under the Florida Uniform Commercial Code, as amended or re-codified from time to time, covering any Property which now is or later may become a fixture attached to the Land or any building located thereon.

2. THE SECURED OBLIGATIONS.

2.1 Purpose of Securing. Mortgagor makes the grant, conveyance, transfer and assignment set forth in Section 1, makes the irrevocable and absolute assignment set forth in Section 3, and grants the security interest set forth in Section 4, all for the purpose of securing the following obligations (the "Secured Obligations") in any order of priority that Mortgagee may choose:

(a) Payment of all obligations of Solitron Devices, Inc., a Delaware corporation (the "Obligor") to Mortgagee arising under the following instrument(s) or agreement(s) (collectively, the "Debt Instrument"):

(i) That certain Promissory Note dated as of May 21, 2024, payable by Obligor as maker in the stated principal amount of One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00) to the order of Mortgagee.

(ii) That certain Loan Agreement dated as of May 21, 2024, between Obligor and Mortgagee which provides for extensions of credit in a principal amount not exceeding One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00).

The Note and the Loan Agreement are collectively referred to herein as the "Debt Instruments" and each as a "Debt Instrument".

This Mortgage also secures payment of all obligations of the Obligor under any Debt Instrument which arises after such Debt Instrument is extended, renewed, modified or amended, including any increase in interest rate, pursuant to any written agreement between the Obligor and Mortgagee, and all obligations of the Obligor under any successor agreement or instrument which restates and supersedes any Debt Instrument in its entirety;

2

(b) Payment and performance of all obligations of the Mortgagor under this Mortgage;

(c) Payment and performance of all obligations of the Obligor under any Swap Contract related to the Debt Instruments. "Swap Contract" means any document, instrument or agreement with Mortgagee, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time; and

(d) Payment and performance of all future advances and other obligations that Mortgagor (or any successor in interest to Mortgagor) or Obligor (if different from Mortgagor) may agree to pay and/or perform (whether as principal, surety or guarantor) to or for the benefit of Mortgagee, when a writing signed by Mortgagor (or any successor in interest to Mortgagor) evidences said parties' agreement that such advance or obligation be secured by this Mortgage and such writing is filed in the relevant real property records.

This Mortgage does not secure any obligation which expressly states that it is unsecured, whether contained in the foregoing Debt Instruments or in any other document, agreement or instrument. Unless specifically described in subparagraph (a) above or otherwise agreed in writing, "Secured Obligations" shall not include any debts, obligations or liabilities which are or may hereafter be "consumer credit" subject to the disclosure requirements of the Federal Truth in Lending law or any regulation promulgated thereunder.

Notwithstanding any provision to the contrary, "Secured Obligations" secured hereby shall not include obligations arising under any Swap Contract to the extent that the grant of a lien hereunder to secure such Swap Contract would violate the Commodity Exchange Act by virtue of Mortgagor's failure to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time such grant of such lien becomes effective with respect to such Swap Contract. "Commodity Exchange Act" means 7 U.S.C. Section 1 et seq., as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto.

2.2 Terms of Secured Obligations. All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Debt Instruments described in Paragraph 2.1(a) and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. These terms include any provisions in the Debt Instruments which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.3 Future Advances. This Mortgage shall secure the Secured Obligations as specified in Paragraph 2.1, and such future advances, whether such advances are obligatory or are to be made at the option of the Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of execution of this Mortgage. The total amount of indebtedness secured hereby may decrease or increase from time to time, but for the purpose of Section 697.04, Florida Statutes, the total unpaid balance so secured at any one time shall not exceed $5,600,000.00 in principal amount, plus interest thereon, and any disbursements for the payment of taxes, levies, liens or insurance on the Property, with interest on such disbursements at the effective rate set out in the Debt Instruments.

3

3. ASSIGNMENT OF RENTS.

3.1 Assignment. Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Mortgagee all rents, royalties, issues, profits, revenue, income and proceeds of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (collectively, the "Rents"), and confers upon Mortgagee the right to collect such Rents with or without taking possession of the Property. In the event that anyone establishes and exercises any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Property, any sums that may become due and payable to such Mortgagor as bonus or royalty payments, and any damages or other compensation payable to such Mortgagor in connection with the exercise of any such rights, shall also be considered Rents assigned under this Paragraph. THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.

3.2 Grant of License. Notwithstanding the provisions of Paragraph 3.1, Mortgagee hereby confers upon Mortgagor a license ("License") to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Paragraph 6.2, shall exist and be continuing. If an Event of Default has occurred and is continuing, Mortgagee shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Mortgagor, and without regard to the adequacy of the security for the Secured Obligations.

3.3 Section 697.07 of the Florida Statutes. The assignments of Rents contained in this Mortgage are intended to provide Mortgagee with all the rights and remedies of mortgagees pursuant to Section 697.07 of the Florida Statutes (hereinafter "Section 697.07"), as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee, including but not limited to, the appointment of a receiver as provided in Paragraph 6.3(b) and (c) herein, nor shall any provision in this Section diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth in Paragraph 6.3(b) and (c), herein. In addition, this assignment shall be fully operative without regard to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Mortgagor to Mortgagee, and shall be in addition to any rights arising under Section 697.07. Further, except for the notices required hereunder, if any, Mortgagor waives any notice of default or demand for turnover of rents by Mortgagee, together with any rights under Section 697.07 to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.

4. SECURITY INTEREST IN RELATED PERSONALTY.

4.1 Grant of Security Interest. Mortgagor grants to Mortgagee a security interest in, and pledges and assigns to Mortgagee, all of such Mortgagor's right, title and interest, whether presently existing or hereafter acquired in and to all of the following property (collectively, the "Personalty"):

(a) All materials, supplies and fixtures, which in all cases is affixed or attached, or to be affixed or attached, in any manner on the Land or the Improvements;

(b) All crops growing or to be grown on the Land (and after severance from the Land); all standing timber upon the Land (and after severance from the Land); all sewer, water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant to the Land) and all evidence of ownership rights pertaining to such water or water rights, ownership of which affect the Land; and all architectural and engineering plans, specifications and drawings which arise from or relate to the Land or the Improvements;

(c) All permits, licenses and claims to or demands for the voluntary or involuntary conversion of any of the Land, Improvements, or other Property into cash or liquidated claims, proceeds of all present and future fire, hazard or casualty insurance policies relating to the Land and the Improvements, whether or not such policies are required by Mortgagee, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or other Property or any part of them;

(d) All substitutions, replacements, additions, and accessions to any of the above property, and all books, records and files relating to any of the above property, including, without limitation, all general intangibles related to any of the above property and all proceeds of the above property.

4

5. RIGHTS AND DUTIES OF THE PARTIES.

5.1 Representations and Warranties. Mortgagor represents and warrants that: (a) Mortgagor lawfully possesses and holds fee simple title to the Property.

5.2 Taxes, Assessments, Liens and Encumbrances. Mortgagor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. Mortgagor shall immediately discharge any lien on the Property which Mortgagee has not consented to in writing, and shall also pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now or hereafter encumbers or appears to encumber all or part of the Property, whether the lien, charge or encumbrance is or would be senior or subordinate to this Mortgage.

5.3 Damages and Insurance and Condemnation Proceeds.

(a) Mortgagor hereby absolutely and irrevocably assigns to Mortgagee, and authorizes the payor to pay to Mortgagee, the following claims, causes of action, awards, payments and rights to payment (collectively, the "Claims"):

(I) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it;

(ii) all other awards, claims and causes of action, arising out of any breach of warranty or misrepresentation affecting all or any part of the Property, or for damage or injury to, or defect in, or decrease in value of all or part of the Property or any interest in it;

(iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Property, whether or not such insurance policies are required by Mortgagee; and

(iv) all interest which may accrue on any of the foregoing.

(b) Mortgagor shall immediately notify Mortgagee in writing if:

(i) any damage occurs or any injury or loss is sustained to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

(ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

If Mortgagee chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on breach of warranty or misrepresentation, or for damage or injury to, defect in, or decrease in value of all or part of the Property, and it may make any compromise or settlement of the action or proceeding. Mortgagee, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join the applicable Mortgagor in adjusting any loss covered by insurance.

5

(c) All proceeds of the Claims assigned to Mortgagee under this Paragraph shall be paid to Mortgagee. In each instance, Mortgagee shall apply those proceeds first toward reimbursement of all of Mortgagee's costs and expenses of recovering the proceeds, including attorneys' fees. Mortgagor further authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, and regardless of whether there is any impairment of the Property, (i) to apply the balance of such proceeds, or any portion of them, to pay or prepay some or all of the Secured Obligations in such order or proportion as Mortgagee may determine, or (ii) to hold the balance of such proceeds, or any portion of them, in an interest-bearing account to be used for the cost of reconstruction, repair or alteration of the Property, or (iii) to release the balance of such proceeds, or any portion of them, to such Mortgagor. If any proceeds are released to Mortgagor, Mortgagee shall not be obligated to see to, approve or supervise the proper application of such proceeds. If the proceeds are held by Mortgagee to be used to reimburse the applicable Mortgagor for the costs of restoration and repair of the Property, the Property shall be restored to the equivalent of its original condition, or such other condition as Mortgagee may approve in writing. Mortgagee may, at Mortgagee's option, condition disbursement of the proceeds on Mortgagee's approval of such plans and specifications prepared by an architect satisfactory to Mortgagee, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage of completion of construction, application of payments, and satisfaction of liens as Mortgagee may reasonably require.

(d) Notwithstanding the foregoing subparagraph (a), the Mortgagor shall be entitled, upon written request given to the Mortgagee within 30 days of loss or damage to the Mortgaged Property, to use all insurance proceeds payable as the result of such loss or damage to repair or restore the Mortgaged Property if:

(i) No Event of Default shall have occurred hereunder on or before the date of the payment of such insurance proceeds;

(ii) There has been no material adverse change in the financial viability of the Property (as determined by the Mortgagee in its reasonable discretion);

(iii) The insurance proceeds are paid into a restricted deposit account maintained by the Mortgagor with the Mortgagee;

(iv) The Mortgagor, prior to commencing such repairs or restoration, deposits into the restricted deposit account described in (iii) above a sum necessary to complete the repairs or restoration (as determined by the Mortgagee in its discretion) in the event the insurance proceeds are insufficient to complete such repairs or restoration;

(v) All repairs or restorations are carried out pursuant to plans and specifications which are: (aa) provided to the Mortgagee within three months after such loss or damage; and (bb) are acceptable to the Mortgagee;

(vi) All such repairs and restoration can be completed prior to the maturity date of the Term Note; and

(vii) The proceeds held in the restricted deposit account described above (both the insurance proceeds and the Mortgagor's funds) are disbursed in accordance with the Mortgagee's standard construction loan administration procedures.

5.4 Insurance. Mortgagor shall provide and maintain in force at all times all risk property damage insurance (including without limitation windstorm coverage, and hurricane coverage as applicable) on the Property and such other type of insurance on the Property as may be required by Mortgagee in its reasonable judgment. At Mortgagee's request, Mortgagor shall provide Mortgagee with a counterpart original of any policy, together with a certificate of insurance setting forth the coverage, the limits of liability, the carrier, the policy number and the expiration date. Each such policy of insurance shall be in an amount, for a term, and in form and content satisfactory to Mortgagee, and shall be written only by companies approved by Mortgagee. In addition, each policy of hazard insurance shall include a Form 438BFU or equivalent loss payable endorsement in favor of Mortgagee.

6

5.5 Maintenance and Preservation of Property.

(a) Mortgagor shall keep its Property in good condition and repair and shall not commit or allow waste of the Property. No Mortgagor shall remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except with Mortgagee's express prior written consent in each instance.

(b) If all or part of the Property becomes damaged or destroyed, the applicable Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Mortgagee agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Paragraph 5.3.

(c) No Mortgagor shall commit or allow any act upon or use of the Property which would violate any applicable law or order of any governmental authority, whether now existing or later to be enacted and whether foreseen or unforeseen, or any public or private covenant, condition, restriction or equitable servitude affecting the Property. No Mortgagor shall bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by such Mortgagor on the Property or any part of it under this Mortgage.

(d) Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.6 Releases, Extensions, Modifications and Additional Security. Without affecting the personal liability of any person, including Mortgagor (or Obligor, if different from Mortgagor), for the payment of the Secured Obligations or the lien of this Mortgage on the remainder of the Property for the unpaid amount of the Secured Obligations, Mortgagee may from time to time and without notice:

(a) release any person liable for payment of any Secured Obligation;

(b) extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c) accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d) alter, substitute or release any property securing the Secured Obligations;

(e) consent to the making of any plat or map of the Property or any part of it;

(f) join in granting any easement or creating any restriction affecting the Property;

(g) join in any subordination or other agreement affecting this Mortgage or the lien of it; or

(h) release the Property or any part of it from the lien of this Mortgage.

5.7 Release. When all of the Secured Obligations have been paid in full and no further commitment to extend credit continues, Mortgagee shall release the Property, or so much of it as is then held under this Mortgage, from the lien of this Mortgage.

7

5.8 Compensation and Reimbursement of Costs and Expenses.

(a) Mortgagor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render in connection with this Mortgage, including Mortgagee's providing a statement of the Secured Obligations. Mortgagor shall also pay or reimburse all of Mortgagee's costs and expenses which may be incurred in rendering any such services.

(b) Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee to protect or preserve the Property or to enforce any terms of this Mortgage, including the exercise of any rights or remedies afforded to Mortgagee under Paragraph 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys' fees and other legal costs, costs of any sale of the Property and any cost of evidence of title.

(c) Mortgagor shall pay all obligations arising under this Paragraph immediately upon demand by Mortgagee. Each such obligation shall be added to, and considered to be part of, the principal of the Secured Obligations, and shall bear interest from the date the obligation arises at the rate provided in any instrument or agreement evidencing the Secured Obligations. If more than one rate of interest is applicable to the Secured Obligations, the highest rate shall be used for purposes hereof.

5.9 Exculpation and Indemnification.

(a) Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

(i) Mortgagee's exercise of or failure to exercise any rights, remedies or powers granted to it in this Mortgage;

(ii) Mortgagee's failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage;

(iii) Mortgagee's failure to produce Rents from the Property or to perform any of the obligations of the lessor under any lease covering the Property;

(iv) any waste committed by lessees of the Property or any other parties, or any dangerous or defective condition of the Property; or

(v) any loss sustained by Mortgagor or any third party resulting from any act or omission of Mortgagee in operating or managing the Property upon exercise of the rights or remedies afforded Mortgagee under Paragraph 6.3, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

(b) Mortgagor agrees to indemnify Mortgagee against and hold Mortgagee harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which Mortgagee may suffer or incur in performing any act required or permitted by this Mortgage or by law or because of any failure of Mortgagor to perform any of its obligations. This agreement by Mortgagor to indemnify Mortgagee shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Mortgage.

8

5.10 Defense and Notice of Claims and Actions. At Mortgagor's sole expense, such Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11 Representation and Warranty Regarding Hazardous Substances. Before signing this Mortgage, Mortgagor researched and inquired into the previous uses and ownership of the Property. Based on that due diligence, Mortgagor represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Property, except in quantities which do not violate Environmental Laws, as defined in this Paragraph 5.11 below, or as such Mortgagor has disclosed to Mortgagee in writing. Mortgagor further represents and warrants that such Mortgagor has complied, and will comply and cause all occupants of the Property to comply, with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances ("Environmental Laws"). Mortgagor shall promptly, at such Mortgagor's sole cost and expense, take all reasonable actions with respect to any hazardous substances or other environmental condition at, on, or under the Property necessary to (i) comply with all applicable Environmental Laws; (ii) allow continued use, occupation or operation of the Property; or (iii) maintain the fair market value of the Property. Mortgagor acknowledges that hazardous substances may permanently and materially impair the value and use of the Property. "Hazardous substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

5.12 Site Visits, Observation and Testing. Mortgagee and its agents and representatives shall have the right at any reasonable time, after giving reasonable notice to Mortgagor, to enter and visit the Property for the purposes of performing appraisals, observing the Property, taking and removing environmental samples, and conducting tests on any part of the Property. Mortgagor shall reimburse Mortgagee on demand for the costs of any such environmental investigation and testing. Mortgagee will make reasonable efforts during any site visit, observation or testing conducted pursuant this Paragraph to avoid interfering with Mortgagor's use of the Property. Mortgagee is under no duty, however, to visit or observe the Property or to conduct tests, and any such acts by Mortgagee will be solely for the purposes of protecting Mortgagee's security and preserving Mortgagee's rights under this Mortgage. No site visit, observation or testing or any report or findings made as a result thereof ("Environmental Report") (i) will result in a waiver of any default of Mortgagor; (ii) impose any liability on Mortgagee; or (iii) be a representation or warranty of any kind regarding the Property (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event Mortgagee has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to Mortgagor or any other party, such Mortgagor authorizes Mortgagee to make such a disclosure. Mortgagee may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in Mortgagee's judgment. Mortgagor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to such Mortgagor by Mortgagee or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of Mortgagor) by such Mortgagor without advice or assistance from Mortgagee.

6. ACCELERATING TRANSFERS, DEFAULT AND REMEDIES.

6.1 Accelerating Transfers

(a) "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, or other transfer, whether voluntary, involuntary, by operation of law or otherwise, of all or any material part of the Property or any interest in it, including any transfer or exercise of any right to drill for or to extract any water (other than for Mortgagor's own use), oil, gas or other hydrocarbon substances or any mineral of any kind on or under the surface of the Property. "Accelerating Transfer" also means withdrawal or removal of any managing member, termination of the limited liability company or any transfer or transfers of, in the aggregate, more than fifty percent (50%) of the voting power or in the aggregate more than fifty percent of the ownership of the economic interest in Mortgagor.

9

(b) Mortgagor agrees that such Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee's express written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Mortgagee in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by Paragraph 6.3 of this Mortgage.

6.2 Events of Default. The occurrence of any one or more of the following events, at the option of Mortgagee, shall constitute an event of default ("Event of Default") under this Mortgage:

(a) Obligor fails to make any payment, when due, under the Debt Instrument (after giving effect to any applicable grace period), or any other default occurs under and as defined in the Debt Instrument or in any other instrument or agreement evidencing, securing or executed in connection with, any of the Secured Obligations and such default continues beyond any applicable cure period;

(b) Mortgagor fails to make any payment or perform any obligation which arises under this Mortgage which failure continues for ten (10) days, in the case of a failure to make a payment, or thirty (30) days after the delivery of notice thereof to Mortgagor, in the case of a failure to perform any other obligation which would reasonably be deemed curable by Mortgagee;

(c) Mortgagor makes or permits the occurrence of an Accelerating Transfer in violation of Paragraph 6.1;

(d) Any representation or warranty made in connection with this Mortgage or the Secured Obligations proves to have been false or misleading in any material respect when made;

(e) Any default occurs under any other mortgage on all or any part of the Property, or under any obligation secured by such mortgage, whether such mortgage is prior to or subordinate to this Mortgage;

(f) An event occurs which gives Mortgagee the right or option to terminate any Swap Contract secured by this Mortgage; or

(g) Mortgagor, pursuant to Section 697.04 (1) (b), Florida Statutes, as amended from time to time, files for record a notice limiting the maximum amount which may be secured by this Mortgage.

6.3 Remedies. At any time after the occurrence of an Event of Default, Mortgagee shall, to the extent permitted by applicable law, be entitled to invoke any and all of the rights and remedies described below, as well as any other rights and remedies authorized by law. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Mortgagee may declare all of the unpaid Secured Obligations, together with all accrued interest thereon, to be due and payable and may terminate any and all Swap Contracts secured by this Mortgage. Upon such declaration, all such Secured Obligations shall immediately become due and payable (as fully and to the same effect as if the date of such declaration were the date originally specified for the full payment or maturity thereof), and such Swap Contracts shall immediately terminate, all without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor.

10

(b) Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State of Florida. The right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Property or the solvency or insolvency of Mortgagor. The expenses, including receiver's fees, attorneys' fees, costs and agent's commission incurred pursuant to the powers herein contained, together with interest thereon at the default rate set forth in the Debt Instrument, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Obligations against any such cash or deposits in such order as Mortgagee may elect.

(c) Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and in its own name or in the name of the applicable Mortgagor sue for or otherwise collect any and all Rents, including those that are past due, and may also do any and all other things in connection with those actions that Mortgagee may in its reasonable discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: entering into, enforcing, modifying, or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; completing any unfinished construction; contracting for and making repairs and alterations; performing such acts of cultivation or irrigation as necessary to conserve the value of the Property; and preparing for harvest, harvesting and selling any crops that may be growing on the property. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact to perform such acts and execute such documents as Mortgagee in its reasonable discretion may consider to be appropriate in connection with taking these measures, including endorsement of such Mortgagor's name on any instruments.

Mortgagor agrees to deliver to Mortgagee all books and records pertaining to the Property, including computer-readable memory and any computer hardware or software necessary to access or process such memory, as may reasonably be requested by Mortgagee in order to enable Mortgagee to exercise its rights under this Paragraph.

(d) Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee's sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Mortgage; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted hereunder either with or without giving notice to any person.

11

(e) Mortgagee may bring an action in any court of competent jurisdiction to institute proceedings for the partial or complete foreclosure of this Mortgage and Mortgagee may, pursuant to any final judgment of foreclosure, sell the Property as an entirety or in separate lots, units, or parcels or to obtain specific enforcement of any of the covenants or agreements of this Mortgage. The Mortgagee is authorized to foreclose this Mortgage subject to the rights of any tenants of the Property, or Mortgagee may elect which tenants Mortgagee desires to name as parties defendant in such foreclosure and failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the applicable Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the unpaid Secured Obligations or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

(f) Mortgagee may exercise the remedies contained in the Debt Instrument or in any other instrument or agreement evidencing any of the Secured Obligations.

(g) Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Mortgagee may sell the Personalty at a public sale to be held at the time and place specified in the notice of sale. It shall be deemed commercially reasonable for the Mortgagee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Mortgagee may choose to dispose of some or all of the Property, in any combination consisting of both personal property and real property, in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Mortgagor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property.

6.4 Application of Sale Proceeds and Rents.

(a) Mortgagee shall apply the proceeds of any sale of the Property in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs, fees and expenses of the sale, including costs of evidence of title in connection with the sale; and, second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose. The remainder, if any, shall be remitted to the person or persons entitled thereto.

(b) Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of any sale of the Property which Mortgagee may receive or collect under Paragraph 6.3, in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver; and, second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose. The remainder, if any, shall be remitted to the person or persons entitled thereto. Mortgagee shall have no liability for any funds which it does not actually receive.

7. MISCELLANEOUS PROVISIONS

7.1 No Waiver or Cure.

(a) Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee's consent to be obtained in any future or other instance.

12

(b) If any of the events described below occurs, that event alone shall not cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage:

(i) Mortgagee, its agent or a receiver takes possession of all or any part of the Property;

(ii) Mortgagee collects and applies Rents, either with or without taking possession of all or any part of the Property;

(iii) Mortgagee receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under this Mortgage;

(iv) Mortgagee makes a site visit, observes the Property and/or conducts tests thereon;

(v) Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations;

(vi) Mortgagee or any receiver performs any act which it is empowered or authorized to perform under this Mortgage or invokes any right or remedy provided under this Mortgage.

7.2 Powers of Mortgagee. Mortgagee may take any of the actions permitted under Paragraphs 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

7.3 Nonborrower Mortgagor.

(a) If any Mortgagor ("Nonborrower Mortgagor") is not the Obligor under the Debt Instrument described in Paragraph 2.1(a), such Nonborrower Mortgagor authorizes Mortgagee to perform any of the following acts at any time, all without notice to Nonborrower Mortgagor and without affecting Mortgagee's rights or Nonborrower Mortgagor's obligations under this Mortgage:

(i) Mortgagee may alter any terms of the Debt Instrument or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Debt Instrument or any part of it;

(ii) Mortgagee may take and hold security for the Debt Instrument, accept additional or substituted security for the Debt Instrument, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect, sell or otherwise dispose of any such security;

(iii) Mortgagee may apply any security now or later held for the Debt Instrument in any order that Mortgagee in its sole discretion may choose, and may direct the order and manner of any sale of all or any part of it and bid at any such sale;

13

(iv) Mortgagee may release Obligor of its liability for the Debt Instrument or any part of it;

(v) Mortgagee may substitute, add or release any one or more guarantors or endorsers of the Debt Instrument; and

(vi) Mortgagee may extend other credit to Obligor, and may take and hold security for the credit so extended, whether or not such security also secures the Debt Instrument.

(b) Nonborrower Mortgagor waives:

(i) Any right it may have to require Mortgagee to proceed against Obligor, proceed against or exhaust any security held from Obligor, or pursue any other remedy in Mortgagee's power to pursue;

(ii) Any defense based on any legal disability of Obligor, any discharge or limitation of the liability of Obligor to Mortgagee, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Nonborrower Mortgagor's obligations exceed or are more burdensome than those of Obligor;

(iii) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Mortgage and of the existence, creation, or incurring of new or additional indebtedness of Obligor, and demands and notices of every kind;

(iv) Any defense based on or arising out of any defense that Obligor may have to the payment or performance of the Debt Instrument or any part of it; and

(v) Until the Secured Obligations have been paid and performed in full, all rights of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, all rights to enforce any remedy that the Mortgagee may have against Obligor, and all rights to participate in any security now or later to be held by Mortgagee for the Debt Instrument.

(c) Nonborrower Mortgagor assumes full responsibility for keeping informed of Obligor's financial condition and business operations and all other circumstances affecting Obligor's ability to pay and perform its obligations to Mortgagee, and agrees that Mortgagee shall have no duty to disclose to Nonborrower Mortgagor any information which Mortgagee may receive about Obligor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

(d) No provision or waiver in this Mortgage shall be construed as limiting the generality of any other provision or waiver contained in this Mortgage.

(e) For purposes of this Paragraph 7.3, all references to the Debt Instrument shall also include any instrument or agreement executed by Obligor subsequent to the date of this Mortgage which is secured by this Mortgage in accordance with the provisions of Paragraphs 2.1(c) and 2.1(d).

7.4 Mercier. No merger shall occur as a result of Mortgagee's acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.

7.5 Applicable Law. This Mortgage shall be governed by the laws of the State of Florida.

14

7.6 Joint and Several Liability. If Mortgagor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of such Mortgagor's obligations under this Mortgage.

7.7 Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Paragraph does not waive the provisions of Paragraph 6.1.

7.8 Waiver of Jury Trial. BY SIGNING OR ACCEPTING THIS MORTGAGE, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). BY SIGNING OR ACCEPTING THIS MORTGAGE, EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

7.9 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. The Exhibits to this Mortgage are hereby incorporated in this Mortgage.

7.10 In-House Counsel Fees. Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel to the extent permitted by applicable law.

7.11 Waiver of Marshaling. Mortgagor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to direct the order in which any of the Property will be sold in the event of any sale under this Mortgage. Each successor and assign of Mortgagor, including any holder of a lien subordinate to this Mortgage, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

7.12 Severability. If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option, declare all Secured Obligations immediately due and payable.

7.13 Notices. Mortgagor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Mortgagor as debtor under the Uniform Commercial Code. Mortgagee's address given below is the address for Mortgagee as secured party under the Uniform Commercial Code.

15

Addresses for Notices to Mortgagor: Address for Notices to Mortgagee:

Micro Engineering, Inc.

901 Sansburys Way

West Palm Beach, FL 33411

Attn: President

Bank of America, N.A.

Doc Retention Center

NC1-026-06-06,

Gateway Village-900

Building 900 W Trade Street

Charlotte, NC 28255

[SIGNATURES APPEAR ON FOLLOWING PAGE]

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

16

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, under seal, as of the date first above written.

MORTGAGOR:

MICRO ENGINEERING, INC., a Florida corporation
By:	/s/ Mark Matson
Name:	Mark W. Matson
Title:	Chief Executive Officer

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me by means of ☐ Physical presence or ☐ online notarization, this 21ST day of May, 2024, by Mark W. Matson, as Chief Executive Officer of Micro Engineering, Inc., on behalf of the Company, who is personally known to me or has produced Driver’s License as identification.

17

EXHIBIT "A"

LEGAL DESCRIPTION OF THE LAND

The North 316.06 feet of the South 919.06 feet of the West 165 feet of the East 1320 feet of the SW 1/4 of the SE 1/4 of Section 11 , Township 21 South, Range 28 East, lying and being in Orange County, Florida, LESS right of way for Roger Williams Road on the West.

18